Morgan Stanley Growth Fund
                     Item 77(o) 10f-3 Transactions
                   October 1, 2002 - March 31, 2003


Securit  Date   Price   Share % of    Total      Purch Broker
y        of     Of      s     Assets  Issued     ased
         Purcha Shares  Purch                    By
         se             ased                     Fund

Curagen  11/16/ $41.00  20,50 0.002%  $196,800,  0.010 Lehman Brothers;
Corp.      00               0               000  %     Dain Rauscher
                                                       Wessels; Bear,
                                                       Stearns & Co.,
                                                       Inc.; Prudentail
                                                       Vector
                                                       Healthcare, a
                                                       unit of
                                                       Prudential
                                                       Securities;
                                                       Thomas Weisel
                                                       Partners LLC

AMN      11/12/ $17.00  9,300 0.030%  $170,000,  0.093 Banc of America
Healthc    01                               000  %     Securities LLC;
are                                                    UBS Warburg;
Service                                                JPMorgan
s/AHS

Odyssey  06/13/ $18.00  44,30 0.080%  $308,571,  0.258 Banc of America
RE         01               0               426  %     Securities LLC;
Holding                                                CIBC World
s/ORH                                                  Markets; Bear,
                                                       Stearns & Co.
                                                       Inc.; JPMorgan